UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Joint Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified in its Charter)

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JOINT INFORMATION STATEMENT

EXHIBIT B

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

LVIP Nomura Diversified Floating Rate Fund

LVIP Nomura High Yield Fund

LVIP Nomura Mid Cap Value Fund

LVIP Nomura SMID Cap Core Fund

LVIP Nomura Social Awareness Fund

LVIP Nomura U.S. Growth Fund

LVIP Nomura U.S. REIT Fund

This document is for informational purposes only. You are not required to take any action and you are not requested to send us a proxy with respect to this sub-adviser and sub-sub-adviser change.

February 27, 2026

Dear Contract Owners and Shareholders:

Lincoln Variable Insurance Products Trust (the “Trust” or “LVIP”) is furnishing this Joint Information Statement with respect to the funds listed above (formerly named, the LVIP Macquarie Diversified Floating Rate Fund, LVIP Macquarie High Yield Fund, LVIP Macquarie Mid Cap Value Fund, LVIP Macquarie SMID Cap Core Fund, LVIP Macquarie Social Awareness Fund, LVIP Macquarie U.S. Growth Fund and LVIP Macquarie U.S. REIT Fund) (each, a “Fund” and collectively, the “Funds”), a series of the Trust.

You currently have an investment interest in the Funds through your ownership of a variable annuity contract or variable life insurance policy (“Variable Contract”). As a “Contract Owner,” you are being furnished this Joint Information Statement to inform you about recent changes related to the Funds’ sub-advisory and sub-sub-advisory arrangements.

Effective December 1, 2025, Nomura Holding America Inc. (“Nomura”) acquired Macquarie Asset Management’s U.S. and European public investments business (“Macquarie”), including the business of Delaware Investments Fund Advisers, the former subadviser to the Funds (the “Acquisition”). As a result of the Acquisition, the Funds’ prior sub-advisory and sub-sub-advisory agreements automatically terminated upon closing of the Acquisition. Consequently, at a meeting of the Board of Trustees of the Trust (the “Board”) held on September 9-10, 2025 (the “Meeting”), the Board approved the appointment of Nomura Investments Fund Advisors (“NIFA” or the “Sub-Adviser”) as a new sub-adviser to the Funds and Macquarie Investment Management Global Limited (“MIMGL” or the “Sub-Sub-Adviser”) as a new sub-sub-adviser to LVIP Nomura U.S. Growth Fund and LVIP Nomura U.S. REIT Fund. At the Meeting, the Board also approved a sub-advisory agreement between Lincoln Financial Investments Corporation (the “Adviser” or “LFI”), the Fund’s investment adviser, and NIFA (the “Sub-Advisory Agreement”), and a sub-sub-advisory agreement between LFI and MIMGL (the “Sub-Sub-Advisory Agreement”). The Sub-Advisory Agreement and Sub-Sub-Advisory Agreement (each, an “Agreement” and collectively, the “Agreements”) are dated December 1, 2025. The terms of the Agreements are substantially identical to the terms of the prior agreements, including the fee schedules.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to the approval of the Trust’s Board, to enter into or materially amend the Agreements without obtaining shareholder approval. As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders with an information statement describing any new sub-adviser and sub-sub-adviser within 90 days of hiring such sub-adviser and sub-sub-adviser when a sub-advisory and sub-sub-advisory agreement is entered into or materially amended without a shareholder vote. Accordingly, approval of the Agreements does not require a shareholder vote. This Joint Information Statement is being mailed on or about March 10, 2026, to shareholders of record of the Funds as of February 23, 2026 (the “Record Date”).

I.	Background

On September 9-10, 2025, the Board met to consider, among other things, the approval of the Agreements, with respect to the Funds, which were effective December 1, 2025. The trustees who were not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940) (the “Independent Trustees”) reported that they had reviewed materials provided by LFI, NIFA, and MIMGL prior to the Meeting, and were advised by their independent legal counsel of their fiduciary duties pertaining to approval of the Agreements and the factors that they should consider in evaluating such agreements. Among other information, LFI, NIFA and MIMGL provided information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided to the Funds. LFI also provided information regarding the Acquisition. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers and Lincoln National Life Insurance Company employees to consider the approval of the Agreements. The Independent Trustees reported that they had considered, among others, the factors listed below and reached the following conclusions with respect to their recommendation to the Board.

The Board determined that, given the totality of the information provided with respect to the Agreements, the Board had received sufficient information to approve the Agreements for the Funds. In considering the approval of the proposed Agreements, the Board did not identify any single factor or group of factors as all-important or controlling, and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

II.	Sub-Advisory and Sub-Sub-Advisory Agreements

Nature, Extent and Quality of Services.  In considering the approval of the proposed the Agreements between LFI, NIFA and MIMGL on behalf of the Funds, the Board considered the nature, extent and quality of services to be provided by NIFA and MIMGL under the proposed Agreements. The Board reviewed Nomura’s investment management structure and resources, the services to be provided by NIFA and MIMGL, the investment professionals proposed to service the Funds and the reputation, resources and investment approach of NIFA and MIMGL. The Board also noted that generally the same portfolio management teams would be providing services to the Funds following the Acquisition and that MIMGL currently provides sub-sub-advisory services to the Funds. The Board considered that it had reviewed extensive information provided by Macquarie in connection with the 2025 contract renewal process and provided by NIFA at the Meeting. The Board concluded that the services to be provided by NIFA and MIMGL were expected to be satisfactory.

Sub-Advisory and Sub-Sub-Advisory Fee and Economies of Scale.  The Board noted that terms of the Agreements are substantially identical to the terms of the prior agreements, including the fee schedules. The Board considered that the proposed sub-advisory and sub-sub-advisory fee schedules were negotiated between LFI, NIFA and MIMGL, an unaffiliated third party, and that LFI would compensate NIFA and MIMGL from its fees. The Board concluded that the proposed sub-advisory and sub-sub-advisory fee schedules were reasonable.

Profitability and Fallout Benefits.  The Board considered that the proposed sub-advisory and sub-sub-advisory fee schedules were negotiated between LFI, NIFA and MIMGL, an unaffiliated third party, and that LFI would compensate NIFA and MIMGL from its fees.

Overall Conclusions

Based on all the information considered and conclusions reached, the Board determined that the terms of the proposed Agreements were fair and reasonable, and that approval of the Agreements was in the best interests of the Funds.

III.	Additional Information about the Agreements

The Agreements are dated December 1, 2025 and have an initial two-year term. Thereafter, continuance of the agreements will require the annual approval of the Board, including a majority of the Independent Trustees. The Agreements may be terminated, without the payment of any penalty, by: (i) the Trust, by vote of a majority of the Board or by vote of a majority of the Funds’ outstanding voting securities, on 60 days’ written notice to the Sub-Adviser and Sub-Sub-Adviser; (ii) the Adviser, on 60 days’ written notice to the Sub-Adviser and Sub-Sub-Adviser; (iii) the Sub-Adviser and Sub-Sub-Adviser, on 90 days’ written notice to the Adviser; or (iv) by mutual written consent of the Adviser, the Sub-Adviser, and the Sub-Sub-Adviser. The Agreements will automatically terminate without payment of penalty in the event of: (i) its assignment; (ii) its delegation, unless the Adviser has by prior written consent agreed to the delegation; or (iii) termination of the investment management agreement with the Adviser.

The foregoing description is only a summary of the Agreements. A copy of the Agreements has been filed with the SEC and accessible via the SEC’s website (www.sec.gov) through the EDGAR database.

IV.	Information about the Sub-Adviser

Nomura Investment Fund Advisers (“NIFA”), 610 Market Street, Philadelphia, PA 19106. Net assets under the management of the Nomura organization were over $195,049 million as of December 31, 2025.

The name and principal occupation of the principal executive officers and directors of NIFA are listed below.

Name	Principal Occupation
David Forrester Connor	SVP/General Counsel/Secretary/Managing Director
Shawn Keith Lytle	Chief Executive Officer/Senior Managing Director
Richard Salus	SVP/Global Head of Fund Services/Managing Director
Michael Francis Capuzzi	SVP/U.S. Chief Operations Officer/Managing Director
Robert Peter Wolfangel	SVP/Managing Director
Martin Joel Wolin	Chief Compliance Officer
Eugene James Chiulli	Chief Financial Officer/Managing Director

No officer or director of the Trust is an officer, employee, director, general partner, or shareholder of NIFA.

The name and principal occupation of the portfolio managers of the Funds are listed below.

Name	Principal Occupation
Christopher S. Adams, CFA

Christopher S. Adams, CFA, is a Senior Portfolio Manager for the US Core Equity Team at Nomura Asset Management International, where he performs analysis and research to support the portfolios managed by the investment team. He joined Nomura Asset Management as part of Nomura’s acquisition of Macquarie Asset Management’s US and European public investments business in 2025.

Previously, Chris held the same role at Macquarie Asset Management and, before that, at Delaware Investments (which was acquired by Macquarie in 2010) starting in 2004. He joined Delaware Investments as Assistant Vice President of Strategic Planning in 1995. Prior to that, Chris had approximately 10 years of experience in the financial services industry in the US and UK, including positions with Coopers & Lybrand, The Sumitomo Bank, Bank of America, and Lloyds Bank.

Chris earned Bachelor of Arts and Master of Arts degrees in history and economics from the University of Oxford and earned a Master of Business Administration with dual concentrations in finance and insurance/risk management from The Wharton School of the University of Pennsylvania. Chris holds the Chartered Financial Analyst® designation, and he is a member of the CFA Institute and the CFA Society of Philadelphia. He is a past President of the CFA Society of Philadelphia.

Kelley M. Carabasi, CFA	Kelley M. Carabasi, CFA, is a Co-Head for U.S. Small- Mid Cap Value team, a role she assumed in January 2022. She assumed portfolio management responsibilities in July 2012. She joined the team in July 2005 as an equity analyst. Ms. Carabasi earned a bachelor’s degree in finance from Georgetown University and an M.B.A. from The Wharton School of the University of Pennsylvania. Ms. Carabasi is a Chartered Financial Analyst® (CFA) Charterholder.
David Crall, CFA	David Crall, CFA, is Chief Executive Officer (CEO), Chief Investment Officer (CIO), and Managing Director. He joined NCRAM in 1992, became CIO in 2010, and CEO in 2019. He has a bachelor’s degree from Yale University. He is a CFA® charterholder and member of the CFA Institute.
Amy Yu Chang, CFA	Amy Yu Chang, CFA, Managing Director and Portfolio Manager, joined NCRAM in 1999 and has been a portfolio manager for NCRAM’s high yield bond investments since 2007. She has a bachelor’s degree in Biology from Yale University. She is a CFA® charterholder and member of the CFA Institute.
Michael Foley, CFA	Michael Foley, CFA, is a Senior Portfolio Manager for the U.S. Small-Mid Cap Value Equity team. He assumed portfolio management responsibilities in July 2019. He joined the team in February 2015 as a senior equity analyst. Mr. Foley earned a bachelor’s degree in economics with dual concentrations in finance and accounting from The Wharton School of the University of Pennsylvania. Mr. Foley is a Chartered Financial Analyst ® (CFA) Charterholder.
Stephen Kotsen, CFA	Stephen Kotsen, CFA, Managing Director and Portfolio Manager, joined NCRAM in 1998 and has been a portfolio manager for NCRAM’s high yield bond investments since 2000. He has an MBA in Finance from Columbia Business School, and a bachelor’s degree in International Relations from Princeton University. He is a CFA ® charterholder and member of the CFA Institute.

Name	Principal Occupation
Kent P. Madden, CFA	Kent P. Madden, CFA, is a Co-Head for U.S. Small- Mid Cap Value team, a role he assumed in January 2022. He assumed portfolio management responsibilities in July 2012. He joined the team in 2004 as an equity analyst and was promoted to senior equity analyst in October 2010. Mr. Madden holds a bachelor’s degree in economics from DePauw University, an M.B.A. from the University of Chicago. Mr. Madden is a Chartered Financial Analyst® (CFA) Charterholder.
Michael S. Morris, CFA

Michael S. Morris, CFA, is a Senior Portfolio Manager for the US Core Equity Team at Nomura Asset Management International. He performs analysis and research to support the portfolios managed by the investment team. He joined Nomura Asset Management as part of Nomura’s acquisition of Macquarie Asset Management’s US and European public investments business in 2025.

Previously, Mike held the same role at Macquarie Asset Management and, before that, at Delaware Investments (which was acquired by Macquarie in 2010) starting in November 2004. Mike joined Delaware Investments in 1999 as a Senior Equity Analyst. Prior to that, he was a Senior Equity Analyst at Newbold’s Asset Management, covering financial stocks. Mike began his investment career at Ohio Casualty in 1993.

He earned a Bachelor of Science in finance from Indiana University and a Master of Business Administration from The Wharton School of the University of Pennsylvania. Mike is a former member of the Bank and Financial Analysts Association. He holds the Chartered Financial Analyst® designation and is a member of the CFA Institute and the CFA Society of Philadelphia.

Donald G. Padilla, CFA

Donald G. Padilla, CFA, is a Senior Portfolio Manager for the US Core Equity Team at Nomura Asset Management International. Don performs analysis and research to support the portfolios managed by the investment team. He joined Nomura Asset Management as part of Nomura’s acquisition of Macquarie Asset Management’s US and European public investments business in 2025.

Previously, Don held the same role at Macquarie Asset Management and, before that, at Delaware Investments (which was acquired by Macquarie in 2010) starting in November 2004. Don joined Delaware Investments in 1994 as Assistant Controller in the firm’s treasury function. In this role, he was responsible for managing corporate cash investments, developing financial models, and overseeing the financial operations of the Lincoln Life 401(k) annuities segment. Prior to that, Don held various positions at The Vanguard Group, where he began his investment career in 1987.

Don earned a Bachelor of Science in accounting from Lehigh University. He holds the Chartered Financial Analyst® designation and is a member of the CFA Institute and the CFA Society of Philadelphia.

Chris Parham, CFA	Chris Parham, CFA, is an Executive Director and Assistant Portfolio Manager with NCRAM. He became an Assistant Portfolio Manager of NCRAM’s high yield strategies in January of 2018, and has formally served as Assistant Portfolio Manager for a subset of NCRAM’s US high yield funds since June of 2025. Mr. Parham joined NCRAM in August 2007 as a Credit Analyst and currently covers the Banking & Financials industries, in addition to his assistant portfolio manager responsibilities. His previous coverage includes the Printing & Publishing and Broadcasting industries. Mr. Parham graduated cum laude from Harvard University with a B.A. in Government and a minor in Economics. He is a CFA® charterholder, a member of the CFA Institute, and a member of the New York Society of Security Analysts.

Name	Principal Occupation
Janaki Rao	Janaki Rao is Managing Director and Head of US Multisector within Nomura Asset Management (“NAM”) Credit, a role he assumed in May 2024. He has overall responsibility for NAM Credit’s US multisector capabilities, including the portfolios, the team, and client and business management. Prior to joining Macquarie, he was Director of US Multisector Fixed Income at AllianceBernstein from November 2019 to February 2023, responsible for managing multisector fixed income portfolios, including Treasury inflation-protected securities (TIPS) and agency mortgage-backed securities (MBS) portfolios. Before that, he was AllianceBernstein’s Head of Agency MBS from March 2013 to November 2019, and prior to that spent seven years at Morgan Stanley as Vice President of Agency MBS Research. Janaki received a Bachelor of Arts (Honors) in economics from the University of Delhi, a Master of Business Administration with an emphasis in marketing from Symbiosis Institute of Business Management, and a Master of Business Administration with an emphasis in finance from the Zicklin School of Business at Baruch College.
David E. Reidinger

David E. Reidinger is Head of the US Core Equity Team at Nomura Asset Management International. He is responsible for management of the team’s investment portfolios and he performs analysis and research. He joined Nomura Asset Management as part of Nomura’s acquisition of Macquarie Asset Management’s US and European public investments business in 2025.

Previously, Dave held the same role at Macquarie Asset Management starting in March 2025. Before that, he was a Senior Portfolio Manager for the team, a role he assumed in October 2016. Prior to joining Macquarie, Dave was a Senior Equity Analyst and Portfolio Manager at Chartwell Investment Partners, where he had worked on the firm’s small- and mid-cap growth strategies since 2004. Prior to Chartwell, Dave was a Portfolio Manager at Morgan Stanley Investment Management and a Senior Equity Analyst at Tiger Management. He began his investment career in 1993 as an Equity Research Analyst at Goldman Sachs.

Dave earned a Bachelor of Arts in mathematics and economics from Fordham University and a Master of Business Administration from Columbia Business School.

Brian M. Scotto	Brian M. Scotto is a Senior Vice President and Senior Portfolio Manager for the Macquarie Asset Management Fixed Income Team (MFI). He is a member of the U.S. Multi-Sector Fixed Income and Global Rates and Currency teams, where he is responsible for U.S. and Canadian interest rate strategy. He is a senior portfolio manager for the US Government Securities Fund, Diversified Floating Rate Fund, and Global Inflation products. Brian is also responsible for trading government and agency securities, sovereign and supranational securities, foreign exchange, as well as interest rate futures and options. He joined Macquarie Asset Management (MAM) in 2002, and prior to moving to MFI, he was vice president and product manager for the firm’s value, international, and core mutual funds. He began his trading career as an equity and index options market maker on the floor of the Philadelphia Stock Exchange. Scotto received his bachelor’s degree in accounting and an MBA with a concentration in finance from La Salle University.

Name	Principal Occupation
Christina Van Het Hoen, CFA

Christina Van Het Hoen, CFA, is a Portfolio Manager for the US Core Equity Team at Nomura Asset Management International. In this role, she performs analysis and research to support the portfolios managed by the investment team. She joined Nomura Asset Management as part of Nomura’s acquisition of Macquarie Asset Management’s US and European public investments business in 2025.

Previously, Christina held the same role at Macquarie Asset Management starting in April 2024. She joined the investment team in July 2021 as a Senior Equity Analyst. Prior to Macquarie, Christina worked at Capital Group as part of Capital Fixed Income Investors for nearly six years and at Citigroup in the healthcare investment banking, global securitized products, and equity capital markets groups for four years.

She is on the board of Children’s Village in Philadelphia, a non-profit that offers early childhood education to young and school-aged children.

Christina earned a Bachelor of Science in engineering in operations research and financial engineering from Princeton University. She also holds the Chartered Financial Analyst® designation and is a member of the CFA Institute, CFA Society of Philadelphia, and CFA Society of New York.

V.	Information about the Sub-Sub-Adviser

Macquarie Investment Management Global Limited (“MIMGL”), 1 Elizabeth Street, Sydney NSW 2000, Australia. MIMGL is a part of Macquarie Asset Management (“MAM”). Net assets under the management of the MAM organization were over $230.1 billion as of December 31, 2025.

The name and principal occupation of the principal executive officers and directors of MIMGL are listed below.

Name	Principal Occupation
Bruce Neil Terry	Director
Scot Fraser Thompson	Director
Lee Mark Binks	Chief Compliance Officer
Dean Cameron Stewart	Director
Monique Gavegan	Director
Christopher John Hurst	Director

No officer or director of the Trust is an officer, employee, director, general partner, or shareholder of MIMGL.

The name and principal occupation of the portfolio managers of the Funds are listed below.

Name	Principal Occupation
Benjamin Leung, CFA

Benjamin Leung, CFA, is Co-Head of Systematic Investments and Portfolio Manager. Mr. Leung is the co-head of the Macquarie equities team. In addition to the day to day management of the portfolios, Ben is also the Head of Research where he is responsible for managing the research agenda. He joined the firm in 2005. Mr. Leung holds a Bachelor of Engineering, with Honours, and a Masters in Commerce from the University of New South Wales. He is a CFA Charterholder.

Samir Vanza	Samir Vanza is Head of Quantitative Research for the Macquarie Systematic Investments (MSI) Team, a role he assumed in November 2023. In this capacity, Samir is responsible for setting the research agenda of the MSI Team as well as overseeing the development and maintenance of existing systematic models for the MSI Team’s global equity portfolios. Prior to November 2023, he was a Senior Quantitative Analyst on the MSI Team. Before joining Macquarie, Samir worked as an Investment Analyst within the Asset Management team at Insurance Australia Group. In this role, he developed quantitative-based trading models and was involved in the monitoring and construction of investment portfolios. Samir completed his Bachelor of Business (Honours) at the University of Technology Sydney and completed a Post Graduate Diploma in Applied Statistics from Macquarie University. He holds the Chartered Financial Analyst® designation and is a member of the CFA Institute.

VI.	Information about the Adviser and the Trust

Investment Adviser

LFI serves as the Funds’ investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

For the fiscal year ended December 31, 2025, the aggregate advisory fees paid to LFI were 0.55%, 0.65%, 0.36%, 0.74%, 0.37%, 0.65% and 0.75%, respectively, of the Funds’ average daily net assets and net of advisory fee waivers. The Funds paid investment advisory fees of $4,355,234, $1,040,393, $3,437,112, $4,761,681, $2,965,043, $3,040,592 and $2,639,067 net of advisory fee waivers.

Principal Underwriter and Distributor

The Funds’ principal underwriter and distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated broker-dealer: Lincoln Financial Distributors, Inc.

Payments of Commissions to Affiliated Broker-Dealers

For the fiscal year ended December 31, 2025, the Funds paid no commissions to any affiliated broker-dealers.

Administrator

The Funds’ administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1301 S. Harrison St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser.

Outstanding Shares

As of the Record Date, the Funds’ outstanding shares for Standard Class shares and Service Class shares are listed below:

Fund Name	Standard Class	Service Class
LVIP Nomura Diversified Floating Rate Fund	8,382,296.26	71,297,611.60
LVIP Nomura High Yield Fund	15,994,907.77	20,536,046.51
LVIP Nomura Mid Cap Value Fund	16,822,809.66	5,107,580.31
LVIP Nomura SMID Cap Core Fund	14,307,900.08	8,543,123.91
LVIP Nomura Social Awareness Fund	12,168,655.21	2,264,553.49
LVIP Nomura U.S. Growth Fund	7,495,084.16	30,710,212.30
LVIP Nomura U.S. REIT Fund	16,298,313.97	9,313,228.19

Because the Funds are available as investments for Variable Contracts offered by certain life insurance companies, the insurance companies could be deemed to control the voting securities of the Funds (i.e., by owning more than 25%). However, an insurance company would exercise voting rights attributable to any Fund’s shares that it owns (directly or indirectly) in accordance with, and in proportion to, voting instructions received by owners of the Variable Contracts. A small number of Contract Owners could therefore determine whether the Funds’ proposals are approved.

Ownership of Shares

As of the Record Date, the record shareholders below had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Funds:

5% Plus Record Holders

Fund Name / Shareholder Name	Percentage (%) of Shareholder Ownership in Fund
LVIP Nomura Diversified Floating Rate Fund – Standard Class
The Lincoln National Life Insurance Company	94.02%
Lincoln Life & Annuity Company of New York	5.98%
LVIP Nomura Diversified Floating Rate Fund – Service Class
The Lincoln National Life Insurance Company	93.52%
Lincoln Life & Annuity Company of New York	6.48%
LVIP Nomura High Yield Fund – Standard Class
The Lincoln National Life Insurance Company	94.35%
Lincoln Life & Annuity Company of New York	5.49%
LVIP Nomura High Yield Fund – Service Class
The Lincoln National Life Insurance Company	95.70%
LVIP Nomura Mid Cap Value Fund – Standard Class
The Lincoln National Life Insurance Company	62.49%
LVIP Global Growth Allocation Managed Risk Fund	17.59%
LVIP Global Moderate Allocation Managed Risk Fund	16.68%
LVIP Nomura Mid Cap Value Fund – Service Class
The Lincoln National Life Insurance Company	95.42%
LVIP Nomura SMID Cap Core Fund – Standard Class
The Lincoln National Life Insurance Company	96.04%
LVIP Nomura SMID Cap Core Fund – Service Class
The Lincoln National Life Insurance Company	94.48%
Lincoln Life & Annuity Company of New York	5.04%
LVIP Nomura Social Awareness Fund – Standard Class
The Lincoln National Life Insurance Company	98.91%
LVIP Nomura Social Awareness Fund – Service Class
The Lincoln National Life Insurance Company	96.07%

Fund Name / Shareholder Name	Percentage (%) of Shareholder Ownership in Fund
LVIP Nomura U.S. Growth Fund – Standard Class
The Lincoln National Life Insurance Company	95.19%
LVIP Nomura U.S. Growth Fund – Service Class
The Lincoln National Life Insurance Company	96.00%
LVIP Nomura U.S. REIT Fund – Standard Class
The Lincoln National Life Insurance Company	96.62%
LVIP Nomura U.S. REIT Fund – Service Class
The Lincoln National Life Insurance Company	88.11%
Lincoln Life & Annuity Company of New York	9.29%

As of Record Date, to the knowledge of the Trust’s management, the trustees and officers of the Trust as a group beneficially owned less than 1% of the Funds’ outstanding shares.

VII.	Other Information

Householding

Only one copy of this Joint Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Funds have received instructions to the contrary. If you need additional copies of this Joint Information Statement, or if you do not want the mailing of an information statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1301 S. Harrison Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of the Funds’ most recent Annual Report and Semi-Annual Report, without charge, by calling 1-800-454-6265, by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1301 S. Harrison Street, Fort Wayne, Indiana 46802 (express mail), or by visiting https://www.lincolnfinancial.com/lvip.

PLEASE RETAIN THIS JOINT INFORMATION STATEMENT FOR FUTURE REFERENCE